As filed with the Securities and Exchange Commission on August 20, 1996
                                      Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                       --------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                            Under the
                      Securities Act of 1933
                       --------------------

                   MERIT MEDICAL SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)

               Utah                                  87-0447695
 (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                   Identification No.)

                       --------------------

                     1600 West Merit Parkway
                    South Jordan, Utah  84095
             (Address of Principal Executive Offices,
                       including Zip Code)


                   MERIT MEDICAL SYSTEMS, INC.
                1996 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)

     KENT W. STANGER                                   Copy to:
  Chief Financial Officer                          RICHARD G. BROWN
  Merit Medical Systems, Inc.             Kimball, Parr, Waddoups, Brown & Gee
    1600 West Merit Parkway                 185 South State Street, Suite 1300
    South Jordan, Utah  84095                 Salt Lake City, Utah 84111
         (801) 253-1600                             (801) 532-7840
  (Name, address and telephone
    number, including area code,
       of agent for service)


                       --------------------

                 CALCULATION OF REGISTRATION FEE

                                                         Proposed            Proposed
                                                          Maximum             Maximum
                                       Amount to be    Offering Price        Aggregate              Amount of
Title of Securities to be Registered    Registered      per Share(1)     Offering Price(1)    Registration Fee(1)


Common Stock, no par value            250,000 shares       $7.69            $1,922,500               $663

(1) Pursuant to Rules 457(h)(1) and 457(c), the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Stock Market (National Market System) on August 16, 1996.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The  following  documents  filed  by  Merit  Medical  Systems,   Inc.  (the
"Registrant")   with  the   Securities   and  Exchange   Commission  are  hereby
incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     (4) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The financial statements incorporated by reference in this Registration Statement from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee  benefit  plan (an  "Indemnified  Director"),  against  any  obligation incurred  with respect to a  Proceeding,  including  any  judgment,  settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the proceeding and (ii) the corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

     In  addition  to the  indemnification  provided  by  Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

     The Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if
(i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in
Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and
(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

     Unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     The Registrant's Articles of Incorporation and Bylaws provide for indemnification of its officers and directors to fullest extent permitted under Utah law with respect to any claims, costs, losses, judgments and amounts paid in settlement resulting from actions against such officers and directors in their capacities as such.

     The Registrant's Articles of Incorporation provide that the liability of directors of the Registrant for monetary damages for any action taken or any failure to take any action, as a director, is eliminated to the fullest extent permitted by Utah law. Utah law provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its stockholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

     The Company maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     See the Exhibit Index on page 7.


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on July 31, 1996.

                              MERIT MEDICAL SYSTEMS, INC.


                              By /s/ Kent W. Stanger
                                   Kent W. Stanger
                                   Chief Financial Officer

                        POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Fred P. Lampropoulos and Kent W. Stanger, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

        Signature                         Title                       Date



/s/ Fred P. Lampropoulos       President, Chief Executive Officer  July 31, 1996
Fred P. Lampropoulos           and Director (principal executive
                               officer)


/s/ Kent W. Stanger            Chief Financial Officer, Secretary, July 31, 1996
Kent W. Stanger                Treasurer and Director (principal
                               financial and accounting officer)


/s/ Richard W. Edelman         Director                            July 31, 1996
Richard W. Edelman


/s/ Rex C. Bean                Director                            July 31, 1996
Rex C. Bean


/s/ James J. Ellis             Director                            July 31, 1996
James J. Ellis


/s/ Michael E. Stillabower, M.D.  Director                         July 31, 1996
Michael E. Stillabower, M.D.

                   MERIT MEDICAL SYSTEMS, INC.

                          EXHIBIT INDEX


 Regulation S-K                                                     Sequential
  Exhibit No.           Description                                   Page No.
- ----------------       ------------------------------------       ------------

4.1* Articles of Incorporation of the Registrant, as amended (Incorporated by Reference to Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4.2*                   Bylaws of the  Registrant (Incorporated by
                       Reference  to  Exhibit  3.2 of the Company's
                       Registration Statement on Form S-18 filed
                       October 19, 1989).

5 Opinion of Kimball, Parr, Waddoups, Brown & Gee, a professional corporation, as to the legality of the securities offered.

23.1 Consent of Deloitte & Touche LLP, independent auditors.

23.2                   Consent of Kimball, Parr, Waddoups, Brown & Gee
                       (included in Exhibit No. 5).

24                     Powers of Attorney (included on page 6 hereof).



- ---------------------------------
* Incorporated by reference